Filed pursuant to Rule 433

Registration Statement No. 333-175037

March 19, 2012

Rio Tinto Finance (USA) plc

Pricing Term Sheet

March 19, 2012

2015 Notes

Issuer:	Rio Tinto Finance (USA) plc

Guarantors:	Rio Tinto plc and Rio Tinto Limited

Principal Amount:	$500,000,000

Maturity:	March 20, 2015

Coupon:	1.125% per annum

Price to Public:	99.716%

Underwriting Discount and Commissions:	0.25%

Yield to maturity:	1.222%

Spread to Benchmark Treasury:	62.5 bps

Benchmark Treasury:	UST 0.375% due March 15, 2015

Benchmark Treasury Price and Yield:	99-11 / 0.597%

Interest Payment Dates:	Semiannually on March 20, and September 20, commencing on September 20, 2012

Optional Redemption:	The greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by the Issuer or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 10 basis points.

Settlement:	T+3; March 22, 2012

CUSIP / ISIN:	76720A AA4 / US76720AAA43

Ratings[1]:	A3/A-

Joint Bookrunners:	Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, ANZ Securities, Inc., Crédit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., SG Americas Securities, LLC

Co-managers:	CIBC World Markets Corp., nabSecurities, LLC, Natixis Securities Americas LLC, SMBC Nikko Capital Markets Limited

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-877-858-5407, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

Rio Tinto Finance (USA) plc

Pricing Term Sheet

March 19, 2012

2017 Notes

Issuer:	Rio Tinto Finance (USA) plc

Guarantors:	Rio Tinto plc and Rio Tinto Limited

Principal Amount:	$500,000,000

Maturity:	March 22, 2017

Coupon:	2.000% per annum

Price to Public:	99.872%

Underwriting Discount and Commissions:	0.35%

Yield to maturity:	2.027%

Spread to Benchmark Treasury:	85 bps

Benchmark Treasury:	UST 0.875% due February 28, 2017

Benchmark Treasury Price and Yield:	98-17 3/4 / 1.177%

Interest Payment Dates:	Semiannually on March 22, and September 22, commencing on September 22, 2012

Optional Redemption:	If redemption occurs prior to February 22, 2017, the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by the Issuer or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 15 basis points. If redemption occurs on or after February 22, 2017, 100% of the principal amount of the notes to be redeemed, together with accrued interest on the principal amount of the notes to be redeemed to the date of redemption.

Settlement:	T+3; March 22, 2012

CUSIP / ISIN:	76720A AB2 / US76720AAB26

Ratings[1]:	A3/A-

Joint Bookrunners:	Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, ANZ Securities, Inc., Crédit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., SG Americas Securities, LLC

Co-managers:	CIBC World Markets Corp., nabSecurities, LLC, Natixis Securities Americas LLC, SMBC Nikko Capital Markets Limited

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-877-858-5407, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

Rio Tinto Finance (USA) plc

Pricing Term Sheet

March 19, 2012

2022 Notes

Issuer:	Rio Tinto Finance (USA) plc

Guarantors:	Rio Tinto plc and Rio Tinto Limited

Principal Amount:	$1,000,000,000

Maturity:	March 22, 2022

Coupon:	3.500% per annum

Price to Public:	99.474%

Underwriting Discount and Commissions:	0.45%

Yield to maturity:	3.563%

Spread to Benchmark Treasury:	120 bps

Benchmark Treasury:	UST 2.000% due February 15, 2022

Benchmark Treasury Price and Yield:	96-26/ 2.363%

Interest Payment Dates:	Semiannually on March 22, and September 22, commencing on September 22, 2012

Optional Redemption:	If redemption occurs prior to December 22, 2021, the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by the Issuer or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 20 basis points. If redemption occurs on or after December 22, 2021, 100% of the principal amount of the notes to be redeemed, together with accrued interest on the principal amount of the notes to be redeemed to the date of redemption.

Settlement:	T+3; March 22, 2012

CUSIP / ISIN:	76720A AC0 / US76720AAC09

Ratings[1]:	A3/A-

Joint Bookrunners:	Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, ANZ Securities, Inc., Crédit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., SG Americas Securities, LLC

Co-managers:	CIBC World Markets Corp., nabSecurities, LLC, Natixis Securities Americas LLC, SMBC Nikko Capital Markets Limited

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-877-858-5407, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

Rio Tinto Finance (USA) plc

Pricing Term Sheet

March 19, 2012

2042 Notes

Issuer:	Rio Tinto Finance (USA) plc

Guarantors:	Rio Tinto plc and Rio Tinto Limited

Principal Amount:	$500,000,000

Maturity:	March 22, 2042

Coupon:	4.750% per annum

Price to Public:	98.599%

Underwriting Discount and Commissions:	0.875%

Yield to maturity:	4.839%

Spread to Benchmark Treasury:	137.5 bps

Benchmark Treasury:	UST 3.125% due November 15, 2041

Benchmark Treasury Price and Yield:	93-24/ 3.464%

Interest Payment Dates:	Semiannually on March 22, and September 22, commencing on September 22, 2012

Optional Redemption:	If redemption occurs prior to September 22, 2041, the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by the Issuer or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 25 basis points. If redemption occurs on or after September 22, 2041, 100% of the principal amount of the notes to be redeemed, together with accrued interest on the principal amount of the notes to be redeemed to the date of redemption.

Settlement:	T+3; March 22, 2012

CUSIP / ISIN:	76720A AD8 / US76720AAD81

Ratings[1]:	A3/A-

Joint Bookrunners:	Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, ANZ Securities, Inc., Crédit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., SG Americas Securities, LLC

Co-managers:	CIBC World Markets Corp., nabSecurities, LLC, Natixis Securities Americas LLC, SMBC Nikko Capital Markets Limited

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-877-858-5407, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

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